Exhibit 99.1

Great Elm Capital Corp. Announces FIRST Quarter 2023 Financial Results

Company to Host Conference Call and Webcast at 8:30 AM ET Today

WALTHAM, Mass., May 4, 2023 – Great Elm Capital Corp. (“we,” “our,” the “Company” or “GECC,”) (NASDAQ: GECC), a business development company, today announced its financial results for the first quarter ended March 31, 2023.

First Quarter and Other Recent Highlights:

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Net investment income (“NII”) for the quarter ended March 31, 2023 grew 26% to $2.8 million, or $0.37 per share, as compared to $2.3 million, or $0.30 per share, for the quarter ended December 31, 2022.
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NII growth was driven by strategic capital deployment and rotation into higher-yielding floating rate investments.
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This was the highest cash income quarter in the Company’s history with only 15% of GECC’s $8.4 million Total Investment Income attributable to PIK and accretion income.
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Net assets were $90.3 million, or $11.88 per share, on March 31, 2023, as compared to $84.8 million, or $11.16 per share, on December 31, 2022, and $69.3 million, or $15.06 per share, on March 31, 2022.
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Great Elm Healthcare Finance, LLC (“GEHF”) closed on a $50 million committed credit line with Encina Lender Finance to fund the growth of its active pipeline.
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The facility includes an additional $50 million uncommitted accordion to provide up to $100 million of financing for healthcare-related, secured lending.
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GECC’s asset coverage ratio was approximately 159.8% as of March 31, 2023, as compared to 154.4% as of December 31, 2022, and 147.5% as of March 31, 2022.
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The Board of Directors approved a quarterly dividend of $0.35 per share for the second quarter of 2023, equating to an 11.8% annualized yield on March 31, 2023 NAV per share.

Management Commentary

“Our strategy is bearing fruit, as evidenced by our strong first quarter results with a recovery in NAV and growth in NII. Continued rotation into higher yielding, floating rate, secured investments drove sequential growth in NII and, as a result, we generated NII that exceeded our quarterly dividend,” said Matt Kaplan, GECC’s Chief Executive Officer. “GEHF recently closed on a facility to provide up to $100 million of financing for Great Elm Specialty Finance’s healthcare secured lending platform which will allow this venture with Berkadia to capitalize on its robust pipeline. Looking ahead, we believe we are well positioned to grow NII in the second quarter and cover our quarterly dividend.”

Financial Highlights – Per Share Data

	Q1/2022[1]	Q2/2022	Q3/2022	Q4/2022	Q1/2023
Earnings Per Share (“EPS”)	($1.12)	($0.87)	$0.18	($0.96)	$1.07
Net Investment Income (“NII”) Per Share	$1.31	$0.23	$0.14	$0.30	$0.37
Pre-Incentive Net Investment Income Per Share	$0.24	$0.23	$0.14	$0.37	$0.47
Net Realized and Unrealized Gains / (Losses) Per Share	($2.43)	($1.10)	$0.04	($1.26)	$0.70
Net Asset Value Per Share at Period End	$15.06	$12.84	$12.56	$11.16	$11.88
Distributions Paid / Declared Per Share	$0.60	$0.45	$0.45	$0.45	$0.35

Portfolio and Investment Activity

As of March 31, 2023, GECC held total investments of $226.9 million at fair value, as follows:

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43 debt investments in corporate credit, totaling approximately $152.4 million and representing 67.2% of the fair market value of the Company’s total investments. Secured debt investments comprised a substantial majority of the fair market value of the Company’s debt investments.
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8 debt investments in specialty finance, totaling approximately $31.6 million and representing 13.9% of the fair market value of the Company’s total investments.
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4 equity investments in specialty finance companies, totaling approximately $25.0 million, representing 11.0% of the fair market value of the Company’s total investments.
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5 dividend paying equity investments, totaling approximately $11.6 million, representing 5.1% of the fair market value of the Company’s total investments.
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Other equity investments, totaling approximately $6.3 million, representing 2.8% of the fair market value of the Company’s total investments.

As of March 31, 2023, the weighted average current yield on the Company’s debt portfolio was 13.2%. Floating rate instruments comprised approximately 57.9% of the fair market value of debt investments (compared to 50.0% as of December 31, 2022) and the Company’s fixed rate debt investments had a weighted average maturity of 3.1 years.

During the quarter ended March 31, 2023, we deployed approximately $46.0 million into 18 investments(2) at a weighted average current yield of 12.3%.

During the quarter ended March 31, 2023, we monetized, in part or in full, 34 investments for approximately $52.8 million(3), at a weighted average current yield of 10.1%. Monetizations include $41.2 million of mandatory debt paydowns and redemptions at a weighted average current yield of 10.3%. Sales aggregated $11.6 million at a weighted average current yield of 8.5%.

Financial Review

Total investment income for the quarter ended March 31, 2023 was $8.4 million, or $1.11 per share. Net expenses for the quarter ended March 31, 2023 were approximately $5.6 million, or $0.73 per share.

Net realized and unrealized gains for the quarter ended March 31, 2023 were approximately $5.3 million, or $0.70 per share.

Liquidity and Capital Resources

As of March 31, 2023, cash and money market securities totaled approximately $12.5 million, exclusive of holdings of United States Treasury Bills.

As of March 31, 2023, total debt outstanding (par value) was $150.9 million, comprised of 6.50% senior notes due June 2024 (NASDAQ: GECCN), 6.75% senior notes due January 2025 (NASDAQ: GECCM), 5.875% senior notes due June 2026 (NASDAQ: GECCO), and $5.0 million outstanding on the $25.0 million revolving credit facility due May 2024.

Distributions

The Company’s Board of Directors has approved a quarterly cash distribution of $0.35 per share for the quarter ending June 30, 2023. The second quarter distribution will be payable on June 30, 2023 to stockholders of record as of June 15, 2023.

The distribution equates to a 17.4% annualized dividend yield on the Company’s closing market price on May 3, 2023 of $8.05 and an 11.8% annualized dividend yield on the Company’s March 31, 2023 NAV of $11.88 per share.

Conference Call and Webcast

GECC will discuss these results in a conference call today at 8:30 a.m. ET.

Conference Call Details

Date/Time: Thursday, May 4, 2023 – 8:30 a.m. ET

Participant Dial-In Numbers:

(United States): 877-407-0789

(International): 201-689-8562

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode “GECC”. An accompanying slide presentation will be available in pdf format via the “Investor Relations” section of Great Elm Capital Corp.’s website here after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the internet via the “News & Events” section of GECC’s website or by clicking on the conference call link here.

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, rising interest rates, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) The per share figures are based on a weighted average outstanding share count for the respective period following the 6-for-1 reverse stock split effective on February 28, 2022.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

Dollar amounts in thousands (except per share amounts)

	March 31, 2023	December 31, 2022
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $182,982 and $183,061, respectively)	$174,441	$171,743
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $80,570 and $76,140, respectively)	80,560	76,127
Affiliated investments, at fair value (amortized cost of $13,430 and $13,433, respectively)	1,464	1,304
Controlled investments, at fair value (amortized cost of $53,276 and $54,684, respectively)	51,034	51,910
Total investments	307,499	301,084

Cash and cash equivalents	1,641	587
Receivable for investments sold	415	396
Interest receivable	3,027	3,090
Dividends receivable	1,059	1,440
Due from portfolio company	1	1
Due from affiliates	4	-
Deferred financing costs	186	226
Prepaid expenses and other assets	233	3,288
Total assets	$314,065	$310,112

Liabilities
Notes payable (including unamortized discount of $2,499 and $2,781, respectively)	$143,435	$143,152
Revolving credit facility	5,000	10,000
Payable for investments purchased	72,317	70,022
Interest payable	27	42
Accrued incentive fees payable	1,274	565
Due to affiliates	1,104	1,042
Accrued expenses and other liabilities	600	480
Total liabilities	$223,757	$225,303

Commitments and contingencies	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 7,601,958 shares issued and outstanding and 7,601,958 shares issued and outstanding, respectively)	$76	$76
Additional paid-in capital	284,107	284,107
Accumulated losses	(193,875)	(199,374)
Total net assets	$90,308	$84,809
Total liabilities and net assets	$314,065	$310,112
Net asset value per share	$11.88	$11.16

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

		For the Three Months Ended March 31,
		2023	2022
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments		$5,476	$3,259
Non-affiliated, non-controlled investments (PIK)		449	246
Affiliated investments		30	21
Affiliated investments (PIK)		-	58
Controlled investments		442	457
Controlled investments (PIK)		233	-
Total interest income		6,630	4,041
Dividend income from:
Non-affiliated, non-controlled investments		318	503
Controlled investments		616	764
Total dividend income		934	1,267
Other income from:
Non-affiliated, non-controlled investments		846	250
Total other income		846	250
Total investment income		$8,410	$5,558

Expenses:
Management fees		$869	$780
Incentive fees		710	-
Administration fees		295	221
Custody fees		22	14
Directors’ fees		52	63
Professional services		536	418
Interest expense		2,821	2,670
Other expenses		238	191
Total expenses		$5,543	$4,357
Incentive fee waiver		-	(4,854)
Net expenses		$5,543	$(497)
Net investment income before taxes		$2,867	$6,055
Excise tax		$28	$101
Net investment income		$2,839	$5,954

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments		$1,845	$(19,933)
Total net realized gain (loss)		1,845	(19,933)
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments		2,781	16,536
Affiliated investments		163	(7,689)
Controlled investments		532	23
Total net change in unrealized appreciation (depreciation)		3,476	8,870
Net realized and unrealized gains (losses)		$5,321	$(11,063)
Net increase (decrease) in net assets resulting from operations		$8,160	$(5,109)

Net investment income per share (basic and diluted):	(1)	$0.37	$1.31
Earnings per share (basic and diluted):	(1)	$1.07	$(1.12)
Weighted average shares outstanding (basic and diluted):	(1)	7,601,958	4,558,451

(1)
Weighted average shares outstanding and per share amounts have been adjusted for the periods shown to reflect the six-for-one reverse stock split effected on February 28, 2022 on a retroactive basis.